                                                                    EXHIBIT 99.5


                            PROASSURANCE CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                                 MARCH 31, 2001



                                                               MEDICAL       PROFESSIONALS
                                                              ASSURANCE         GROUP          PRO FORMA
                                                              HISTORICAL      HISTORICAL      ADJUSTMENTS        PRO FORMA
                                                             -----------     -------------   ------------       ------------
ASSETS
Investments:
     Fixed maturities available for sale, at fair value      $   576,477     $   698,937     $   (98,964)(A)    $ 1,176,450
     Equity securities available for sale, at fair value          79,179           4,893              --             84,072
     Real estate, net                                             11,196           2,300              --             13,496
     Short-term investments                                      143,247         109,764              --            253,011
                                                             -----------     -----------     -----------        -----------
Total investments                                                810,099         815,894         (98,964)         1,527,029
Cash and cash equivalents                                         16,260          11,054              --             27,314
Premiums receivable                                               65,446          55,040              --            120,486
Receivable from reinsurers                                       172,436         193,373              --            365,809
Prepaid reinsurance premiums                                       7,491          10,327              --             17,818
Deferred taxes                                                    30,851          50,100             539 (C)         81,490
Other assets                                                      59,205          39,389          (5,334)(C)         82,136
                                                                                                 (11,124)(B)
                                                             -----------     -----------     -----------        -----------
Total assets                                                 $ 1,161,788     $ 1,175,177     $  (114,883)       $ 2,222,082
                                                             ===========     ===========     ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Policy liabilities and accruals:
        Reserve for losses and loss adjustment expenses      $   671,939     $   719,126     $        --        $ 1,391,065
        Unearned premiums                                         95,205         113,705              --            208,910
        Reinsurance premiums payable                              33,102              --              --             33,102
                                                             -----------     -----------     -----------        -----------
     Total policy liabilities                                    800,246         832,831              --          1,633,077
     Long-term debt                                                   --          14,500          98,500 (A)        113,000
     Excess of net assets acquired over cost                          --          16,161         (16,161)(D)             --
     Other liabilities                                            12,436          41,379              --             53,815
                                                             -----------     -----------     -----------        -----------
Total liabilities                                                812,682         904,871          82,339          1,799,892

Commitments and contingencies                                         --              --              --                 --

Minority interest                                                     --          18,099              --             18,099

Stockholders' equity:
     Common stock                                                 25,107           8,851              33 (E)            260
                                                                                                  (8,851)(F)
                                                                                                 (24,880)(G)
     Additional paid-in capital                                  231,994          44,173          51,952 (E)        264,495
                                                                                                   3,000 (H)
                                                                                                 (44,173)(F)
                                                                                                 (22,451)(G)
     Accumulated other comprehensive (loss) income                   806          11,830         (11,830)(F)            806
     Retained earnings                                           138,530         187,353        (187,353)(F)        138,530
                                                             -----------     -----------     -----------        -----------
                                                                 396,437         252,207        (244,553)           404,091
     Less treasury stock, at cost                                (47,331)             --          47,331 (G)             --
                                                             -----------     -----------     -----------        -----------
Total stockholders' equity                                       349,106         252,207        (197,222)           404,091
                                                             -----------     -----------     -----------        -----------
Total liabilities and stockholders' equity                   $ 1,161,788     $ 1,175,177     $  (114,883)       $ 2,222,082
                                                             ===========     ===========     ===========        ===========

                            PROASSURANCE CORPORATION
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 2000
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                     MEDICAL     PROFESSIONALS
                                                    ASSURANCE       GROUP          PRO FORMA
                                                    HISTORICAL    HISTORICAL      ADJUSTMENTS       PRO FORMA
                                                   ------------  -------------    ------------     ------------
Revenues:
     Net premiums earned                           $    177,596  $   226,390      $       --       $    403,986
     Net investment income                               41,450       46,232          (5,607)(I)         81,647
                                                                                        (428)(J)
     Other income                                         3,543          803              --              4,346
                                                   ------------  -----------      ----------       ------------
Total revenues                                          222,589      273,425          (6,035)           489,979

Expenses:
     Net losses and loss
        adjustment expenses                             155,710      213,628              --            369,338
     Underwriting, acquisition
        and insurance expenses                           38,579       48,446          (1,614)(K)         87,370
                                                                                       1,959 (L)

     Interest expense                                        --        1,104           5,610 (M)          6,714
                                                   -------------------------      ----------       ------------
Total expenses                                          194,289      263,178           5,955            463,422
                                                   -------------------------      ----------       ------------

Income before income taxes and
     minority interest                                   28,300       10,247         (11,990)            26,557

Income taxes                                              4,000       (5,121)         (3,338)(N)         (4,459)
                                                   -------------------------      ----------       ------------
Income before minority interest                          24,300       15,368          (8,652)            31,016

Minority interest                                            --       (3,669)             --             (3,669)
                                                   -------------------------      ----------       ------------
Net income                                         $     24,300  $    11,699      $   (8,652)      $     27,347
                                                   =========================      ==========       ============

Earnings per share:
     Net income--basic                             $       1.04         1.32                       $       1.03
                                                   =========================                       ============
     Net income--diluted                           $       1.04         1.27                       $       1.02
                                                   =========================                       ============

Weighted average shares outstanding:
     Basic                                               23,291        8,894                             26,634
                                                   =========================                       ============
     Diluted                                             23,291        8,986                             26,637
                                                   =========================                       ============

                            PROASSURANCE CORPORATION
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                        THREE MONTHS ENDED MARCH 31, 2001
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                  MEDICAL        PROFESSIONALS
                                                 ASSURANCE           GROUP         PRO FORMA
                                                 HISTORICAL        HISTORICAL      ADJUSTMENTS         PRO FORMA
                                                -------------    -------------    -------------      -------------
Revenues:
     Net premiums earned                        $      49,545    $      63,002    $          --      $     112,547
     Net investment income                             10,178           12,244           (1,576)(I)         19,780
                                                                                         (1,066)(J)
     Other income                                         691            1,243               --              1,934
                                                -------------    -------------    -------------      -------------
Total revenues                                         60,414           76,489           (2,642)           134,261

Expenses:
     Net losses and loss
        adjustment expenses                            46,986           62,353               --            109,339
     Underwriting, acquisition
        and insurance expenses                         12,016           13,055             (404)(K)         25,157
                                                                                            490 (L)

     Interest expense                                      --              268            1,309 (M)          1,577
                                                ------------------------------    -------------      -------------
Total expenses                                         59,002           75,676            1,395            136,073
                                                ------------------------------    -------------      -------------

Income before income taxes and
     minority interest                                  1,412              813           (4,037)            (1,812)

Income taxes                                             (861)          (2,338)            (826)(N)         (4,025)
                                                ------------------------------    -------------      -------------

Income before minority interest                         2,273            3,151           (3,211)             2,213

Minority interest                                          --             (465)              --               (465)
                                                ------------------------------    -------------      -------------
Net income                                      $       2,273    $       2,686    $      (3,211)     $       1,748
                                                ==============================    =============      =============

Earnings per share:
     Net income--basic                                   0.10    $        0.30                       $        0.07
                                                ==============================                       =============
     Net income--diluted                                 0.10    $        0.29                       $        0.07
                                                ==============================                       =============

Weighted average shares outstanding:
     Basic                                             22,697            8,851                              26,040
                                                ==============================                       =============
     Diluted                                           22,697            8,961                              26,047
                                                ==============================                       =============

                            PROASSURANCE CORPORATION
          NOTES TO UNAUDITED PROFORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.   BASIS OF PRESENTATION

         The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Condensed Consolidated Income Statements give effect to the consolidation of Medical Assurance and Professionals Group into the newly formed holding company, ProAssurance Corporation. The corporate reorganization of Medical Assurance into ProAssurance has been treated similar to a pooling of interests whereby the historical basis of Medical Assurance has been carried over as the basis for ProAssurance. The consolidation of Professionals Group into ProAssurance has been treated as a purchase transaction.

     - Each share of Medical Assurance common stock has been converted into one share of ProAssurance common stock; and

     - Each share of Professionals Group common stock has been converted into the right to receive either 0.897 ProAssurance shares and $13.47 in cash or $27.47 in cash.

         The pro forma consolidated financial statements give effect to the exchange of approximately 5,230,000 shares of Professionals Group stock for the all cash option and approximately 3,727,000 shares for the cash and ProAssurance shares option. The pro forma consolidated financial statements reflect the exchange ratio for Professionals Group shares of 0.897 shares of ProAssurance common stock for one share of Professionals Group stock or a total of approximately 3,343,000 shares of ProAssurance common stock.

         The value of the ProAssurance shares used to determine the purchase price is $15.61, which approximates the average Medical Assurance market closing price for a few days prior to and including the measurement and consummation date of the transaction, June 27, 2001.

         The fair values of Professionals Group's reserves for losses and loss adjustment expenses and related reinsurance recoverables were estimated based on the present value of the expected underlying cash flows of the loss reserves and reinsurance recoverables, and include a risk premium and a profit margin. In determining the fair value estimate, management discounted Professionals Group's historical GAAP undiscounted net loss reserves to present value assuming a 5% discount rate, which approximates the current U.S. Treasury rate. The discounting pattern was actuarially developed from Professionals Group's historical loss data. An expected profit margin of 5% was applied to the discounted loss reserves, which is consistent with management's understanding of the returns anticipated by the reinsurance market (the reinsurance market representing a willing party in the purchase of loss reserves). Additionally, for the medical malpractice loss reserves of Professionals Group, an estimated risk premium of 5% was applied to the discounted reserves which is deemed to be reasonable and consistent with expectations in the marketplace given the long-tail nature and the related high degree of uncertainty of such reserves. For the personal lines loss reserves (homeowners and automobile) of Professionals Group, an estimated risk premium of 2% was applied to discounted loss reserves as such reserves develop over a much shorter period of time and, generally, are less volatile than medical malpractice reserves.

                            PROASSURANCE CORPORATION
          NOTES TO UNAUDITED PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

         Described below is the pro forma estimate of the total purchase price of the transaction as well as the adjustments to allocate the purchase price based on preliminary estimates of the fair values of the assets and liabilities of Professionals Group.


              (Amounts in thousands, except for per share amounts)

Calculation of Purchase Price:

Professionals Group outstanding common shares, adjusted, (see Note O below)          8,957
Consideration payable per Professionals Group common share                       $   27.47
                                                                                 ---------
Total consideration for Professionals Group common shares                        $ 246,049(O)
Total consideration for Professionals Group common stock options                     3,000(H)
Acquisition costs                                                                    3,400(P)
                                                                                 ---------
Total purchase price                                                             $ 252,449
                                                                                 =========

Allocation of Purchase Price:

     Book value of Professionals Group net assets acquired                       $ 252,207
     Elimination of Professionals Group intangibles:
          Excess of fair value of assets acquired over cost                         16,161 (D)
          Other intangibles, primarily goodwill, and related deferred taxes         (4,795)(C)
     Adjustment to carrying value of Professionals Group
          property and equipment                                                   (11,124)(B)(C)
                                                                                 ---------
     Total purchase price                                                        $ 252,449
                                                                                 =========

The consolidation was funded as follows:

     Available cash (primarily from sale of fixed maturity investments)          $  98,964(A)
     Borrowings through long-term debt                                              98,500(A)
     ProAssurance common stock (approximately 3,343,000 shares)
          issued to Professionals Group stockholders                                51,985(E)
     ProAssurance paid-in capital recorded related to Professionals Group
          options assumed as a part of the consolidation                             3,000(H)
                                                                                 ---------
     Total purchase price                                                        $ 252,449
                                                                                 =========

                            PROASSURANCE CORPORATION
          NOTES TO UNAUDITED PROFORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2.   ADJUSTMENTS

         The purchase accounting and pro forma adjustments related to the unaudited pro forma consolidated balance sheet and statements of income are described below. All amounts are in thousands, except per share and share amounts.

(A) Approximately $99 million of the funds needed for the consolidation were provided from currently available funds generated from the sale of fixed maturity investments. The remaining cash needs were financed with increased long-term debt of $98.5 million.

(B) The purchase price for Professionals Group was allocated to the Professionals Group net assets acquired based on the fair value of those assets. The fair value of the net assets acquired exceeds the Professionals Group purchase price and the resulting excess has been allocated as a reduction to the long-lived tangible assets acquired, primarily property and equipment. The allocation of the purchase price resulted in adjustments to Professionals Group historical book values as described in (C) and (D) below.

(C) Purchase adjustments have been recorded to eliminate intangibles (a decrease of $5.3 million), primarily goodwill, and related deferred taxes (a increase of $0.5 million) recorded in the historical Professionals Group balance sheet. Purchase adjustments have also been recorded to reduce the Professionals Group carrying value for long-lived assets, primarily property and equipment, to the extent that the fair value of the net assets acquired exceeds the purchase price.

(D) Elimination of the excess of net assets acquired over cost included in the Professionals Group historical financial statements.

(E) Approximately 3,343,000 shares of ProAssurance common stock have been issued to Professionals Group shareholders in the transaction (for approximately 3,727,000 shares of Professionals Group common stock based on the 0.897 exchange ratio). Paid-in capital was reduced by stock registration fees of $0.2 million.

(F) Elimination of Professionals Group's historical stockholders' equity accounts.

(G) Adjustments required to reflect the one-for-one exchange of outstanding Medical Assurance shares for ProAssurance shares and the retirement of Medical Assurance treasury shares, at cost.

                                                                               Additional
                                                                                Paid-in       Treasury
                                                            Common Stock        Capital        Stock
                                                            -------------------------------------------
Exchange of 22,682,333 outstanding Medical
Assurance $1.00 par value shares for a like number
of ProAssurance $0.01 par value shares                       $  (22,455)        $  22,455      $     --

Retirement of 2,425,039 Medical Assurance
treasury shares, at cost                                         (2,425)          (44,906)       47,331
                                                             ------------------------------------------
Adjustment total                                             $  (24,880)        $ (22,451)     $ 47,331
                                                             ==========================================

(H) Fair value of vested Professionals Group stock options outstanding assumed by ProAssurance. The number of shares under option assumed is based on the average value of Medical Assurance shares during the twenty trading day period ending June 27, 2001. Utilizing the average Medical Assurance price of $15.61, approximately 492,000 options were outstanding upon completion of the consolidation. The fair value was calculated using the Black Scholes option pricing model using the following assumptions, which vary, as noted, due to differing terms of the various option agreements.

          Volatility                                      .288 to .341
          Risk-free interest rate                                 6.75%
          Dividend yield                                             0%
          Expected life                                   3 to 8 years

(I) The decrease in investment income due to internal funds used for (1) completion of the consolidation, (2) payment of interest on the long-term debt incurred due to the consolidation transaction and (3) required principal repayments of the long-term debt. The effect on investment income was estimated using the Medical Assurance weighted average rate of return for 2000.

                                                     THREE MONTHS
                                                         ENDED             YEAR ENDED
                                                       3/31/2001           12/31/2000
                                                     -------------        -------------
Pro forma reduction in invested funds, at
   beginning of period presented:
   Funds used in completion of consolidation         $     (98,964)       $     (98,964)
   Prior year reductions:
      Debt service                                         (13,652)                  --
      Investment income, before tax effect                  (5,607)                  --
      Pro forma tax effect, investment income                  966                   --
                                                     -------------        -------------
                                                          (117,257)             (98,964)
                                                     =============        =============
Reductions in invested funds for debt
   service:
   Interest expense, (see Note M below), net of
      related tax effect - 35%                                (842)              (3,652)
   Repayment of debt                                        (2,500)             (10,000)
                                                     -------------        -------------
Pro forma reduction in invested funds                       (3,342)             (13,652)
                                                     -------------        -------------
Pro forma reduction in invested funds,
   end of year                                       $    (120,599)       $    (112,616)
                                                     =============        =============
Average reduction in invested funds                  $    (118,928)       $    (105,790)
                                                     =============        =============
Average annual investment yield                                5.3%                 5.3%
                                                     =============        =============
Pro forma reduction in investment income             $      (1,576)       $      (5,607)
                                                     =============        =============

(J) Professionals Group available-for-sale investment securities are stated at fair value in the historical Professionals Group financial statements. However, the accounting cost basis of these securities will be adjusted from historical cost to the fair value of the securities on the date of the consolidation transaction. This, in effect, creates a purchase premium related to fixed maturity securities. The purchase premium related to fixed maturity securities will be amortized to investment income over the remaining life of the related fixed maturity securities.

(K) Adjustment to reduce amortization and depreciation expense related to the purchase adjustments described in (C) above, that eliminate intangibles and adjust the carrying value of property and equipment. Adjustments to carrying value of property and equipment will be amortized over the estimated remaining useful life of the related assets.

                                                                      Three
                                                                      Months
                                                                      Ended        Year Ended
                                                                     3/31/01        12/31/00
                                                                     -------       ----------
       Increased depreciation expense due to the reversal of
          prior Professionals Group purchase adjustments             $   123        $    490
       Reduction of depreciation expense                                (318)         (1,271)
       Reduction of amortization expense                                (209)           (833)
                                                                     -------        --------
                                                                     $  (404)       $ (1,614)
                                                                     =======        ========

(L) The elimination of amortization credits related to the purchase adjustments to eliminate, as noted in (D) above, the excess of fair value of assets acquired over cost that is included in the historical Professionals Group balance sheet.

(M) Increase in interest expense related to $98.5 million of increased long-term debt incurred to finance the consolidation. The loan agreement provides for an interest rate equal to LIBOR plus a variable margin. The interest rate of 6.0% approximates current LIBOR plus the maximum margin.

              Initial debt incurred to fund consolidation                           $ 98,500

              Repayment of debt following consolidation:
                      First year                                                     (10,000)
                      First three months of second year                               (2,500)

              Average debt outstanding following consolidation:
                      First year                                                      93,500
                      First three months of second year                               87,250

              Estimated interest expense, assuming average
              rate of 6.0% and average debt outstanding balance
              shown above:
                      First year                                                    $  5,610
                      First three months of second year                             $  1,309


(N) The income tax effect of the pro forma adjustments reflected in the income statements at the federal statutory rate of 35%, excluding adjustments related to tax-exempt investment income and the elimination of non-deductible goodwill amortization and the non-deductible purchase adjustments related to property and equipment.

(O) The purchase calculation is based on the actual number of outstanding shares of Professionals Group common stock as of March 31, 2001 increased by approximately 106,000 Professionals Group shares issued prior to the consolidation pursuant to the vesting of Professionals Group stock award agreements.

(P) Acquisition costs are the direct costs expected to be incurred by ProAssurance related to the consolidation and consist primarily of professional fees.